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                                  EXHIBIT 23.1

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on Invitrogen Corporation dated March 1, 2000, into this Form 10-K

                                                     ARTHUR ANDERSEN LLP


San Diego, California
March 10, 2000